EXHIBIT 11

                           DVL, INC. and Subsidiaries
                        Computation of Earnings Per Share
                 (in thousands except share and per share data)
                                   (unaudited)

                                                   Year Ended
                                                  December 31,
                                             -----------------------
                                                1999         1998
                                             ----------   ----------

Income (loss) before extraordinary gain      $    1,026   $     (758)

Interest expense on litigation/settlement
  notes                                             481            -
                                             ----------   ----------
Ordinary income (loss)                            1,507         (758)

Extraordinary gain                                1,267          202
                                             ----------   ----------
Net income (loss)                            $    2,774   $     (556)
                                             ==========   ==========
Weighted average number of common
 shares outstanding - basic                  16,560,450   16,508,329

Shares issuable upon exercise of
 dilutive options and warrants               61,028,722            -

Less shares assumed repurchased             (10,605,934)           -
                                             ----------   ----------
Weighted average number of common
 shares outstanding - diluted                66,983,238   16,508,329
                                             ==========   ==========
Basic earnings (loss) per share:

 Income (loss) before extraordinary gain     $      .06   $     (.04)
 Extraordinary gain                                 .08          .01
                                             ----------   ----------
Net income (loss)                            $      .14   $     (.03)
                                             ==========   ==========
Diluted earnings (loss) per share:

 Income before extraordinary gain            $      .02   $     (.04)
 Extraordinary gain                                 .02          .01
                                             ----------   ----------
Net income (loss)                            $      .04   $     (.03)
                                             ==========   ==========

                              DVL, INC. -- TABLE 1
            LONG TERM MORTGAGES DUE FROM AFFILIATED PARTNERSHIPS (5)

                        DECEMBER 31, 1999 (In Thousands)


                                                          Net       Under-
                 Location of                              Mtg.      lying                               Security
Affiliated        Property       Mortgage    Unearned    Loan       Loan           Monthly              [mortgage(s)
Partnership     Securing Loan    Balance     Interest   Receiv.    Balance  Yield  Amort.    Maturity    upon]        Tenant(s)
-------------------------------------------------------------------------------------------------------------------------------

Alma            Alma, AR         $ 1,985   $   741     $ 1,244    $   860   15%     $12      March     Land and       Wal-Mart
Associates (3)                                                                               2027      a commercial   Stores, Inc.
                                                                                                       building (1)
Brent           Brent, AL          1,478       533         945        649   15%     $ 9      February  Land and       Wal-Mart
Associates (3)                                                                               2027      a commercial   Stores, Inc.
                                                                                                       building (1)
Checotah        Checotah, OK       1,557       615         942        659   15%     $ 9      February  Land and       Wal-Mart
Associates (3)                                                                               2027      a commercial   Stores, Inc.
                                                                                                       building (1)
Fairbury        Fairbury, NE       1,791       733       1,058        758   15%     $10      August    Land and       Wal-Mart
Associates (3)                                                                               2027      a commercial   Stores, Inc.
                                                                                                       building (1)
Fort Edward     Fort Edward, NY    1,442        74       1,368          -   12%     $14      May       Land and a     Grand Union
Associates                                                                                   2029      supermarket    Stores, Inc.

Hoosick Falls   Hoosick Falls, NY  1,395       672         723          -   15%     $10      August    Land and a     Grand Union
Associates                                                                                   2021      supermarket    Stores, Inc.
                                                                                                       companies

Orange Park     Jacksonville, FL   1,446       583         863        841   12%     $9 with  January   Land and       Toys "R" Us,
Associates                                                                          a final  2020      a commercial   Inc.
                                                                                    pmt. of            building (1)
                                                                                    $672

Port Isabel     Port Isabel, TX    2,157       776       1,381        935   15%     $12      February  Land and       Wal-Mart
Associates (3)                                                                               2027      a commercial   Stores, Inc.
                                                                                                       building (1)
Progress        Windsor, CT          512        35         477        304   (2)     $ 5      June      Industrial     Vacant
Associates                                                                                   2022      building (1)

Tilton          Tilton, NH         1,312       775         537          -   (2)     $13      September Land and a     Various
Associates                                                                                   2020      shopping       unaffiliated
                                                                                                       center         companies
Watseka         Watseka, IL        1,160       273         887        760   12%     Varying  December  Land and a     K Mart
Associates                                                                                   2015      commercial     Corporation(4)
                                                                                                       building (1)
                                 -------   -------     -------    -------
                                 $16,235   $ 5,810     $10,425    $ 5,766

------------------------------------
(1)  These loans are wrap-around loans.
(2) These loans are expected to be liquidated in the future and DVL does not anticipate any yield on these loans.
(3) These loans were restructured as part of the Limited Partner Settlement. The settlement may have the effect of reducing DVL's yield in the future, which reduced yield is dependent on the actual additional debt service received on these mortgages in the future.
(4) Building is currently vacant, however, tenant is obligated under the terms of the lease to continue to pay rent.
(5) DVL's net investment in these mortgages was $4,659 at December 31, 1999 and $5,646 at December 31, 1998. The decrease resulted from satisfaction of a certain mortgage indebtedness (eg. Kearny) and collections on certain mortgages.

                              DVL, INC. -- TABLE 2
              LONG TERM MORTGAGES DUE FROM AFFILIATED PARTNERSHIPS

                        DECEMBER 31, 1999 (In Thousands)


                                                Partner-   Under-    Net Amt.   Net
                         Location               ship       lying     of Col-    Mtg.
                         of Property            Mortgage   Loan      lateral    Loans
Affiliated Partnership   Securing Loan          Balance    Balance   Pledged    Recvable   Maturity        Tenant
-----------------------------------------------------------------------------------------------------------------------------------

Aledo Associates LP      Aledo, IL (2)(5)       $ 2,011    $ 1,068   $   943    $ 1,311    November 2018    Wal-Mart Stores, Inc.
Caldwell Associates      Caldwell, TX (2)         1,767        963       804      1,228    May 2019         Wal-Mart Stores, Inc.
Cherokee Associates      Woodstock, GA (2)        3,088      2,903       185      2,917    July 2023        Wal-Mart Stores, Inc.
Clanton Associates LP    Clanton, AL (2)          1,783        815       968      1,624    June 2020        Wal-Mart Stores, Inc.
                                                                                                             subleased - Fantasy
                                                                                                             Land Flea Market

Clinton Associates       Clinton, IL (2)(5)       3,419        893     2,526      1,987    June 2029        Wal-Mart Stores, Inc.
Columbus Associates      Columbus, TX (2)(5)      3,892      1,032     2,860      1,953    December 2029    Wal-Mart Stores, Inc.
Covington Associates     Covington, GA (2)(5)     4,679      1,407     3,272      2,021    January 2030     Wal-Mart Stores, Inc.(4)
Douglas Associates       Douglas, GA (2)(5)       2,272      1,046     1,226      2,235    December 2023    Wal-Mart Stores, Inc.
                                                                                                             operating as - Buds

Douglasville Associates  Douglasville, GA (2)(5)  5,788      1,546     4,242      3,390    June 2031        Wal-Mart Stores, Inc.
Elmira Associates        Elmira, NY (2)             733        105       628        298    November 2021    Fays Drug Company, Inc.
Iowa Park Associates LP  Iowa Park, TX (2)        1,822        817     1,005      1,098    March 2021       Wal-Mart Stores, Inc.
Lawrenceburg Associates  Lawrenceburg, KY (2)     2,996        869     2,127      1,173    December 2029    Wal-Mart Stores, Inc.
Marlow Associates        Marlow, OK (2)(5)        2,556        679     1,877        894    December 2029    Wal-Mart Stores, Inc.
Marshall Associates LP   Marshall, IL (2)(5)      1,711        953       758      1,164    November 2018    Wal-Mart Stores, Inc.
Mt. Pleasant
  Associates LP          Mt. Pleasant, IA (2)(5)  2,482      1,272     1,210      1,580    November 2019    Wal-Mart Stores, Inc.
Robstown Associates LP   Robstown, TX (2)         2,021        966     1,055      1,040    October 2020     Wal-Mart Stores, Inc.(4)
Sonya Associates LP      Booneville, MO (2)       1,693      1,057       636      1,309    June 2018        Wal-Mart Stores, Inc.
Southfield Associates    Southfield, MI (3)       3,415        720     2,695        965    July 2026        Pitney-Bowes, Inc.
Van Buren Associates LP  Clinton, AR (2)          1,432        866       566      1,090    April 2020       Wal-Mart Stores, Inc.
Waynesboro Associates LP Waynesboro, MS (2)(5)    1,865        994       871        996    January 2019     Wal-Mart Stores, Inc.(4)
Winder Associates        Winder, GA (2)           1,897        955       942      1,530    March 2021       Wal-Mart Stores, Inc.
                                                -------    -------   -------    -------
                                                $53,322    $21,926   $31,396    $31,803
-------------------------------------------------

(1) These loans were acquired pursuant to the Limited Partner Settlement from Kenbee. DVL's loan balance equals it's net investment in the related loan due previously from Kenbee, less specific write-downs on certain loans based upon the anticipated cash flow to be generated by each loan.
(2) The loans due from these partnerships are secured by mortgages upon land and commercial buildings.
(3) The loans due from these partnerships are secured by mortgages upon land and office buildings.
(4) Building is currently vacant, however, tenant is obligated under the terms of the lease to continue to pay rent.
(5)  Underlying loan balances include second mortgages from 1994 refinancing.
(6) DVL's total loan balances of these mortgages were $31,803,000 at December 31, 1999 and $43,083,000 at December 31, 1998.
     The decrease resulted from the satisfaction of certain mortgage indebtedness (eg. Ava, Camilla, Cynthiana, Floresville, Gatesville, Jamestown Road, and Madisonville) and collections on certain mortgages.